Exhibit 5.1

OPINION OF VENABLE LLP

March 9, 2004

Integral Systems, Inc.

5000 Philadelphia Way

Lanham, Maryland 20706

Ladies and Gentlemen:

We have acted as counsel for Integral Systems, Inc., a Maryland corporation (the “Company”), in connection with a registration statement on Form S-3 of the Company (Registration No. 333-112659) filed with the Securities and Exchange Commission (the “Commission”) on February 10, 2004, as amended (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), pertaining to the registration of 209,926 shares of common stock, par value $.01 per share, of the Company (collectively, the “Shares”) for resale by those certain stockholders of the Company named in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have considered such questions of law as we have deemed necessary as a basis for the opinion set forth below, and we have examined or otherwise are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement as filed with the Commission; (ii) the Articles of Restatement and Amended and Restated By-Laws of the Company; (iii) an executed copy of the Agreement and Plan of Reorganization, dated October 1, 2002, among the Company, Real Time Logic, Inc. (“RT Logic”), ISI Merger Corp., certain former shareholders of RT Logic and Randal E. Culver, as Shareholders’ Representative; (iv) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares and the transactions described by the Registration Statement; (v) a certificate of even date herewith from an officer of the Company as to certain matters; and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. In our examination of documents executed by parties other than the Company, its directors and officers, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. For the purpose of rendering our opinion as expressed herein, we have not reviewed any document other than the documents set forth above, and we assume there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. In addition, for the purpose of rendering our opinion as expressed herein, we have assumed that the Company has received the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Company authorizing the issuance and sale of the Shares. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

We are members of the Bar of the State of Maryland and the opinion expressed herein is limited to the corporate laws of Maryland pertaining to matters such as the issuance of stock, without regard to the principles of conflicts of law thereof. The opinion expressed herein does not extend to the securities or “blue sky” laws of any jurisdiction, to federal securities laws, to the laws of contract or to any other laws of any other jurisdiction or the rules and regulations of any stock exchange or of any other regulatory body, and we do not express any opinion as to the effect of any other laws on the opinion stated herein. Our opinion is based upon and limited to the applicable laws specified herein in effect as of the date hereof and we assume no obligation to update the opinion set forth herein.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder. This opinion letter and the opinion expressed herein are being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon in any other manner without, in each instance, our prior written consent.

Very truly yours,

/s/ Venable LLP